Exhibit 99.1

NEWS RELEASE

For Immediate Release	OTCQX: SHWZ

SCHWAZZE ANNOUNCES TRANSFORMATIONAL CAPITAL RAISE,

ENTRY INTO NEW MEXICO & PROVIDES BUSINESS UPDATE

Transformational $95 Million Private Financing for M&A Initiatives & Further Expansion Plans

Signs Definitive Agreement to Acquire & Manage New Mexico Assets: Reynold Greenleaf & Associates, R. Greenleaf Organics, Medzen Services, Elemental Kitchen & Laboratories

Schwazze Transitions to a Regional Operator with New Mexico Acquisitions

DENVER, CO – December 3, 2021 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), one of the largest vertically integrated cannabis operators in Colorado, has entered into a securities purchase agreement with institutional investors and individuals under which the Company will issue and sell, subject to customary closing conditions, $95 million of principal amount and $93.1 million of funding amount (reflecting a 2% original issue discount) of convertible notes. The Company anticipates using the proceeds from the note to fund the cash consideration of recently announced acquisitions and other growth and expansion initiatives.

The notes will accrue 13% interest per year (9% payable in cash and 4% accreting to the principal amount), have a 5-year term and will be secured by a first lien on the unencumbered assets and a second lien on the encumbered assets of the Company and its subsidiaries. The note will be convertible into shares of the Company’s common stock at any time at a conversion price  to be set upon issuance equal to 117.5% of the lower of the volume weighted average of the closing prices of the Company’s common stock during (i) five trading days before the date on which the Company entered into a binding commitment to issue the notes, (ii) 30 trading days before the date of issuance of the notes and (iii) five trading days before the date of issuance of the notes. The Company will have a right to redeem the notes at any time, subject to a prepayment penalty. The Company expects to issue and sell the notes within a week.

The foregoing is not a complete description of all the terms of the notes and the financing and additional information will be made available in an 8-K filing with the Securities and Exchange Commission.

New Mexico

Schwazze is also pleased to announce that it has signed definitive documents to acquire substantially all the operating assets of Reynold Greenleaf & Associates, LLC, and the equity of Elemental Kitchen & Laboratories, LLC. As part of the transaction, the Company will also have a right to purchase or acquire cannabis licenses held by Medzen Services, Inc., (“Medzen”) and R. Greenleaf Organics, Inc. (“RGO”), not-for-profit organizations that hold medical cannabis licenses in New Mexico (the assets and licenses described herein are referenced collectively as “Greenleaf’). Total consideration for the acquisition will be $42 million (subject to potential working capital adjustments) with a potential performance based earnout. The consideration will consist of $25 million in cash payable at closing and $17 million in a 3-year seller note at 5% interest.

Greenleaf is a licensed medical cannabis provider with ten dispensaries, four cultivation facilities – three operating and one in development - and one manufacturing location. The dispensaries are located in Albuquerque, Santa Fe, Roswell, Las Cruces, Grants and Las Vegas, New Mexico. Greenleaf’s approximately 70,000 square feet of cultivation as well as 6,000 square feet of manufacturing space are located in Albuquerque. The State of New Mexico currently allows medical cannabis and has approved adult use recreational cannabis sales which by law begin no later than April 2022.

The acquisition is targeted to close within the next quarter, subject to closing conditions and covenants customary for this type of transaction, including, obtaining applicable New Mexico Regulation and Licensing Department (RLD) approvals. With this acquisition, Schwazze will become a multi-state operator (“MSO”) with a total of 32 announced and acquired dispensaries, seven cultivation facilities and two manufacturing operations located in either Colorado or New Mexico.

“We appreciate the strong support from our group of institutional investors that believe in our differentiated strategy and in our ability to execute. We believe this capital will support Schwazze in meeting its growth target to double pro-forma revenue by the end of Q1 2022. The Company will continue to aggressively pursue expansion and operating plans in Colorado going forward exemplified by the recently announced acquisitions of Emerald Fields and Smoking Gun dispensaries. Our planned expansion into New Mexico is a logical step in building a strong foundation in a region that will leverage synergies from our operating playbook and talent. Entering New Mexico will elevate Schwazze into the MSO category but with a differentiated regional focus. We believe our playbook will have similar success in New Mexico, which is poised for rapid expansion in 2022 and 2023 as the market opens for adult use consumption. We welcome the Greenleaf team members to Schwazze and are excited about our future together,” stated Justin Dye, CEO & Chairman.

Corporate Update

Since April 2020, Schwazze has announced and/or acquired a total of 32 cannabis dispensaries, including the ten Greenleaf New Mexico dispensaries. The Company has also announced and/or acquired in 2021 a total of seven cultivation facilities, three in Colorado - SCG Holding LLC, Brow 2 LLC and Star Buds - and four licensed by Medzen and RGO in New Mexico. The Greenleaf acquisition will add a New Mexico manufacturing asset, Elemental Kitchen & Laboratories, LLC, to the Company’s manufacturing plant, Purplebee’s in Colorado. See Figure #1, outlining Schwazze’s existing or pending dispensary assets.

In May 2021, Schwazze announced its BioSciences division and in August 2021 it commenced home delivery services in Colorado.

Advisors

Perella Weinberg Partners LP is serving as financial advisor to Schwazze and The Benchmark Company, LLC is acting as sole placement agent for the offering. Schwazze was represented by Brownstein Hyatt Farber Schreck, LLP on legal matters in connection with the offer and sale of the notes and was represented by Dentons on legal matters relating to the New Mexico transaction.

Figure #1

About Schwazze

Schwazze (OTCQX: SHWZ) is building a premier vertically integrated regional cannabis company with assets in  Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position.  Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “plan,” “will,” “may,”, “predicts,” or similar words. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to consummate the acquisition described in this press release or to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws, and (x) out ability to satisfy the closing conditions for the private finding described in this press release. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387